Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION REPORTS
FIRST QUARTER FISCAL 2019 FINANCIAL RESULTS

- Net Sales of $83.2 million reflecting 3.6% comparable sales decrease -
- Merchandise margin increased 75 basis points and gross margin rate decreased 100 basis points -
- SG&A expense decreased by 1.9% compared to last year’s first quarter -
- Revised Fiscal 2019 Guidance -

Minneapolis, MN, June 11, 2019 - Christopher & Banks Corporation (OTC: CBKC), a specialty women’s apparel retailer, today reported results for the first quarter ended May 4, 2019.

Keri Jones, President and Chief Executive Officer, commented, “While our first quarter results did not reflect the level of improvement we had planned for, we continue to make progress on our strategic initiatives. We made strides in creating a more curated, relevant and inspiring assortment and in enhancing our customers' shopping experience. We also heightened our focus on marketing programs designed to drive loyalty and grow our customer base. In addition, we continued to advance our eCommerce capabilities driving double digit growth in this channel and launched Buy Online Pick Up In Store. In the last eight weeks of the quarter, as the weather improved, comparable sales increased 2%. This demonstrates that when she is ready to shop, and we provide the right product and a superior customer experience, enhanced by our new style and selling program, she responds.

Looking ahead, we will remain focused on advancing our strategic initiatives which include enhancing her shopping experience, improving our marketing and promotional effectiveness, and expanding our omni-channel capabilities. At the same time, we will continue to focus on cost savings as we look to identify additional efficiencies in our business as well as work with our third-party real estate consultant to reduce our occupancy costs. Combined, we believe these efforts will enable us to deliver improved and sustainable financial results over the long term.”

Results for the First Quarter Ended May 4, 2019

•
Net sales totaled $83.2 million, a decrease of 3.1%, while operating on average 457 stores. This compares to $85.9 million in net sales for the first quarter of Fiscal 2018, while operating on average 462 stores.

•	Comparable sales declined 3.6% following a 2.6% decrease in the same period last year. eCommerce comparable sales increased 10.7% following a 7.8% increase in the same period last year.

•
Gross margin rate was 30.8%, as compared to 31.8% in last year's first quarter. The decrease was largely due to increased fulfillment costs related to the higher penetration of eCommerce sales and in connection with our ship from stores initiative, as well as deleverage of occupancy costs. This was partially offset by a 75 basis point increase in merchandise margin.

•
Selling, general & administrative expenses (“SG&A”) decreased by 1.9% to $29.2 million. The decrease was primarily due to lower medical and marketing expenses, partially offset by higher severance and insurance expenses. As a percent of net sales, SG&A increased approximately 50 basis points to 35.1% due to deleverage.

•	Net loss totaled $6.2 million, or ($0.16) per share, compared to a net loss for the prior year's first quarter of $5.3 million, or ($0.14) per share.

•	Excluding executive severance expense of $0.4 million, adjusted loss per share*, a non-GAAP measure, was ($0.15).

•	Adjusted EBITDA**, a non-GAAP measure, was ($3.2) million, compared to ($2.2) million for the same period last year.

Balance Sheet Highlights and Capital Expenditures
Cash and cash-equivalents totaled $2.6 million, with outstanding borrowings of $3.0 million and net availability of $23.2 million under the Company's Credit Facility as of May 4, 2019. The first quarter decline in net cash (cash, less bank borrowings) was more than $7 million favorable to the decline experienced during last year's first quarter (excluding the impact of the sale of our Plymouth, MN facility in April 2018).

Total inventory was $45.7 million at the end of the first quarter as compared to $46.4 million at the end of the first quarter last year, a decrease of 1.5%. The composition of our inventory at the end of the first quarter is much healthier than last year with aged inventory down significantly.

Capital expenditures for the first quarter of Fiscal 2019 were $0.6 million compared to $1.0 million in last year’s first quarter. Capital expenditures in the first quarter primarily reflect investments in technology associated with our eCommerce initiatives and merchandising capabilities and expenditures to support new stores.

The Company repurchased 182,000 shares for approximately $82,000 during the first quarter of Fiscal 2019 and has approximately $1.8 million remaining under its stock repurchase program.

Fiscal 2019 Outlook
Ms. Jones continued, “Based on our first quarter performance and the volatility in the retail environment, we are revising our Fiscal 2019 guidance. Generating cash remains a priority as we continue to execute our strategy with a disciplined approach to both our inventory management and expenses. Based on our guidance we continue to have adequate financing capacity to move forward with our strategic initiatives.”

______________________
*Adjusted loss per share is a non-GAAP financial measure. The Company defines Adjusted loss per share as GAAP loss per share adjusted for certain discretionary items as outlined in the reconciliation of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

**Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as Net income (loss), adjusted for Income tax provision (benefit); Other income; Interest expense, net; Depreciation and Amortization; Impairment of long-lived assets; and certain discretionary items. Please see “Non-GAAP Measures” below and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

For the full year of Fiscal 2019, the Company expects:

•
Net sales to be flat to up 2% as the result of expanded omni-channel capabilities, enhancements to the overall product assortment, and more impactful marketing promotions intended to drive customer file growth;

•
Gross margin expansion of 100 to 200 basis points as a result of improved inventory management including supply chain and omni-channel initiatives, greater disciplines around promotions and the continued reduction of occupancy costs;

•	SG&A as a percentage of sales to decline 100 to 150 basis points due to ongoing cost reduction initiatives;

•	Inventory turns to improve as compared to Fiscal 2018; and

•	To end the fiscal year with positive cash and no outstanding borrowings under its Credit Facility.

Conference Call Information
The Company will discuss its first quarter Fiscal 2019 results in a conference call scheduled for today, June 11, 2019, at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 705-6003 or (201) 493-6725 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call. The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com. An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com for thirty days. In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until June 18, 2019. This call may be accessed by dialing 1-844-512-2921 and using the passcode 13691003.

Non-GAAP Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release contains non-GAAP financial measures, Adjusted EBITDA and adjusted loss per share. The presentation of these non-GAAP measures is not in accordance with GAAP, and should not be considered superior to or as a substitute for net income or net loss, or any other measure of performance derived in accordance with GAAP. The Company believes the inclusion of these non-GAAP measures provides useful supplemental information to investors regarding the underlying performance of the Company’s business operations, especially when comparing such results to previous periods. These non-GAAP measures are not an alternative for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to its most directly comparable GAAP measure as provided in the tables below.

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based national specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of June 11, 2019, the Company operates 456 stores in 44 states consisting of 313 MPW stores, 80 Outlet stores, 33 Christopher & Banks stores, and 30 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.christopherandbanks.com eCommerce website.

Forward-Looking Statements
Certain statements in this press release and in our upcoming earnings conference call may constitute forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to certain events that could have an effect on our future performance. The forward-looking statements relate to expectations concerning matters that are not historical facts and may use the words “will”, "expect", "anticipate", "plan", "intend", "project", "believe", “should”, "drive" "in order to" and similar expressions. Except for historical information, matters discussed in this press release or on our earnings conference call may be considered forward-looking statements.

These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company's future performance and financial results to differ materially from those expressed or implied by the forward-looking statements. We cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, be achieved or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, those factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K and in our subsequent Form 10-Q Reports. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

COMPANY CONTACT:
Richard Bundy
Senior Vice President, Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Thirteen Weeks Ended
	May 4,	May 5,
	2019	2018
Net sales	$83,220	$85,901
Merchandise, buying and occupancy costs	57,606	58,557
Gross profit	25,614	27,344
Other Operating Expenses:
Selling, general and administrative	29,188	29,746
Depreciation and amortization	2,382	2,816
Total other operating expenses	31,570	32,562
Operating loss	(5,956)	(5,218)
Interest expense, net	(156)	(58)
Loss before income taxes	(6,112)	(5,276)
Income tax provision	40	43
Net loss	$(6,152)	$(5,319)

Basic loss per share:
Net loss	$(0.16)	$(0.14)
Basic shares outstanding	37,400	37,297

Diluted loss per share:
Net loss	$(0.16)	$(0.14)
Diluted shares outstanding	37,400	37,297

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	May 4,	May 5,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$2,628	$18,073
Accounts receivable	4,018	4,661
Merchandise inventories	45,704	46,380
Prepaid expenses and other current assets	4,108	4,806
Income taxes receivable	257	218
Total current assets	56,715	74,138
Non-current assets:
Property, equipment and improvements, net	29,812	40,302
Operating lease assets	129,521	—
Deferred income taxes	499	597
Other assets	744	1,068
Total non-current assets	160,576	41,967
Total assets	$217,291	$116,105

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,421	$18,622
Short-term borrowings	3,000	—
Current portion of long-term lease liabilities	30,054	—
Accrued salaries, wages and related expenses	3,943	3,538
Accrued liabilities and other current liabilities	22,764	23,226
Total current liabilities	79,182	45,386

Non-current liabilities:
Deferred lease incentives	—	7,366
Long-term lease liabilities	118,217	6,458
Other non-current liabilities	2,031	9,477
Total non-current liabilities	120,248	23,301

Stockholders' equity:
Common stock	463	478
Additional paid-in capital	128,964	127,993
Retained earnings	1,307	31,658
Common stock held in treasury	(112,873)	(112,711)
Total stockholders' equity	17,861	47,418
Total liabilities and stockholders' equity	$217,291	$116,105

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Thirteen Weeks Ended
	May 4,	May 5,
	2019	2018
Cash flows from operating activities:
Net loss	$(6,152)	$(5,319)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,382	2,816
Lease costs	5,366
Amortization of financing costs	5	16
Deferred lease-related liabilities	—	(89)
Stock-based compensation expense	253	351
Changes in operating assets and liabilities:
Accounts receivable	(1,251)	(2,035)
Merchandise inventories	(4,666)	(5,019)
Prepaid expenses and other assets	(771)	(2,131)
Income taxes receivable	11	(46)
Accounts payable	1,650	(2,223)
Accrued liabilities	(1,100)	(3,707)
Lease liabilities	(5,589)	—
Other liabilities	(77)	7
Net cash used in operating activities	(9,939)	(17,379)

Cash flows from investing activities:
Purchases of property, equipment and improvements	(587)	(947)
Proceeds from sale of assets	—	13,329
Net cash (used in) provided by investing activities	(587)	12,382

Cash flows from financing activities:
Shares redeemed for payroll taxes	(3)	(7)
Proceeds from short-term borrowings	12,650	9,100
Payments of short-term borrowings	(9,650)	(9,100)
Acquisition of common stock held in treasury, at cost	(82)	—
Net cash provided by (used in) financing activities	2,915	(7)

Net decrease in cash and cash equivalents	(7,611)	(5,004)
Cash and cash equivalents at beginning of period	10,239	23,077
Cash and cash equivalents at end of period	$2,628	$18,073

Supplemental cash flow information:
Interest paid	$156	$58
Income taxes paid (refunded)	$(7)	$107
Accrued purchases of equipment and improvements	$122	$319

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

The following table reconciles from Net loss in accordance with generally accepted accounting principles (GAAP) to Adjusted EBITDA, a non-GAAP measure, for the thirteen weeks ended May 4, 2019 and May 5, 2018:

	Thirteen Weeks Ended
	May 4,	May 5,
	2019	2018
Net loss on a GAAP basis	$(6,152)	$(5,319)
Income tax benefit	40	43
Interest expense, net	(156)	(58)
Depreciation & amortization	2,382	2,816
Lease termination fees and other related costs, net	—	161
Executive severance	396	—
Adjusted EBITDA	$(3,178)	$(2,241)

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF LOSS PER SHARE (UNAUDITED)
(in thousands, except per share amounts)

The following table reconciles Net loss per share in accordance with GAAP to adjusted net loss per share, on a non-GAAP basis, for the thirteen weeks ended May 4, 2019 and May 5, 2018:

	Thirteen Weeks Ended
	May 4,			May 5,
	2019			2018
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net loss per share			$(0.16)			$(0.14)
Adjustments
Lease termination fees and other related costs, net	—	—	0.00	161	160	0.00
Executive severance	396	396	0.01	—	—	0.00
Adjusted loss per share			$(0.15)			$(0.14)